SCHEDULE X - SUPPLEMENTARY INCOME STATEMENT INFORMATION


                                                                    Column B
                                                                Charged to Costs
Period                        Column A                            and Expenses
- ------------                  ---------                         ----------------
                              Item
                              ----
Year Ended
December 31, 1991   Maintenance and repairs..........................  2,122,000

                    Depreciation and amortization of intangible assets, pre-operating costs and similar deferrals 13,609,000

                         Depreciation   $6,516,000
                         Amortization    7,093,000
                                        ----------
                    Taxes, other than payroll and income taxes.......  1,584,000

                    Advertising costs................................  1,397,000

Year Ended
December 31, 1992   Maintenance and repairs..........................  2,086,000

                    Depreciation and amortization of intangible assets,
                    pre-operating costs and similar deferrals........ 14,085,000

                         Depreciation   $6,913,000
                         Amortization    7,172,000
                                        ----------
                    Taxes, other than payroll and income taxes.......  1,682,000
                    Advertising costs................................  1,687,000

Year Ended
December 31, 1993   Maintenance and Repairs..........................  2,030,000

                    Depreciation and amortization of intangible assets, pre-operating costs and similar deferrals 14,787,000

                         Depreciation   $7,775,000
                         Amortization    7,012,000
                                        ----------
                    Taxes, other than payroll and income taxes.......  1,708,000

                    Advertising costs................................  2,179,000